CO PY RI GH T © A BC EL LE RA August 7, 2025 Q2 2025 BUSINESS UPDATE

These statements involve risks, uncertainties and other factors that may cause actual results, levels of activity, performance, or achievements to be materially different from the information expressed or implied by these forward-looking statements. These risks, uncertainties and other factors are described under "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and elsewhere in the documents we file with the Securities and Exchange Commission from time to time. We caution you that forward-looking statements are based on a combination of facts and factors currently known by us and our projections of the future, about which we cannot be certain. As a result, the forward-looking statements may not prove to be accurate. The forward-looking statements in this presentation represent our views as of the date hereof. We undertake no obligation to update any forward-looking statements for any reason, except as required by law. DISCLAIMER This presentation contains forward-looking statements, including statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The forward-looking statements are based on management’s beliefs and assumptions and on information currently available to management. All statements contained in this presentation other than statements of historical fact are forward-looking statements, including statements regarding our ability to develop, commercialize and achieve market acceptance of our current and planned products and services, our research and development efforts, and other matters regarding our business strategies, use of capital, results of operations and financial position, and plans and objectives for future operations. In some cases, you can identify forward-looking statements by the words “may,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “ongoing” or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words. 2 CO PY RI GH T © A BC EL LE RA Q2 2 02 5 Bu si ne ss U pd at e

2025 PRIORITIES

Completed transition into clinical-stage biotech and on track to complete key priorities.

ABCL635 Phase 1 clinical trials initiated (June 2025)

ABCL575 Phase 1 clinical trials initiated (July 2025)

Nominated an additional development candidate for CTA-enabling studies (**ABCL688**)

Completion of platform investments by the first half of the year

Initiation of activities at the new clinical manufacturing facility

~$750M in available liquidity to execute on our strategy

Q2 2025 Business Update
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INTERNAL PIPELINE & PROGRAMS

First participants dosed in Phase 1 clinical trial of ABCL635, a **potential first-in-class** antibody for the **non-hormonal treatment of vasomotor symptoms** (hot flashes).

Target

Neurokinin 3 receptor (NK3R)

Target Type

G protein-coupled receptor (GPCR)

Indication

Moderate-to-severe vasomotor symptoms (VMS) associated with menopause

Therapeutic Area

Endocrinology / women's health



Status

The Phase 1 clinical trial of ABCL635 is a randomized, placebo-controlled, double-blind study in healthy men and post-menopausal women with or without VMS.

Its purpose is to evaluate safety, pharmacokinetics, pharmacodynamics, as well as frequency and severity of VMS with subcutaneous doses of ABCL635.

The initial safety and efficacy data from this study is expected to be presented in mid 2026.

Q2 2025 Business Update

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5 CO PY RI GH T © A BC EL LE RA Q2 2 02 5 Bu si ne ss U pd at e ABCL575 has a projected dosing interval of once every 6 months. Modeled exposure based on preclinical PK data* 600 mg loading dose*** 300 mg maintenance doses Time (weeks) A BC L 57 5 co nc en tr at io n (µ g/ m L) 90% prediction interval 50% prediction interval Median Clinical efficacy threshold** The predicted human half-life is 67 days based on mouse pharmacokinetic (PK) data. ABCL575 is expected to maintain circulating concentrations above the efficacy threshold for amlitelimab (4 µg/mL) with clinically feasible, infrequent dosing. * Illustrative of projected dosing of ABCL575 based on PK modeling; parameters were estimated using allometric scaling of Tg32 PK model fits,3 70% bioavailability, and literature.4, 5 Figure is not representative of clinical data. ** Amlitelimab demonstrates clinical efficacy at doses of 0.45 mg/kg1 and ≥62.5 mg Q4W SC2 suggesting a threshold PK concentration of 4 µg/mL required for efficacy. *** A loading dose and maintenance dose regimen is simulated for ABCL575 as use of a loading dose has shown to lead in greater improvements in clinical endpoints for amlitelimab.2 1. Saghari M, et al. (2022). Clin Pharmacol Ther. 111(5):1121-1132. 2. Weidinger, S. et al. (2025). J Allergy Clin Immunol. 155(4):1264-1275. 3. Haraya K, et al. (2025). mAbs.17(1):2484443. 4. Betts A, et al. (2018). mAbs. 10(5):751-764. 5. Haraya K, et al. (2017). Drug Metab Pharmacokinet. 32(4):208-217. INTERNAL PIPELINE & PROGRAMS

INTERNAL PIPELINE & PROGRAMS

Advanced **ABCL688**, the second program from our GPCR / ion channel platform, into **IND/CTA-enabling studies.**

MOLECULE	TARGET	THERAPEUTIC AREA	STAGE
ABCL635	NK3R	Endocrinology & Women's Health	Discovery → IND-Enabling → Phase I
ABCL575	OX40L	Immunology & Inflammation	Discovery → IND-Enabling → Phase I
ABCL688	Undisclosed GPCR / ion channel	Autoimmunity	Discovery → IND-Enabling

Stage columns: Discovery, IND-Enabling, Phase I, Phase 2, Phase 3

* Clinical Trial Applications (CTAs) = Canadian equivalent to an Investigational New Drug (IND) submission

20+ discovery programs in the pipeline

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7 CO PY RI GH T © A BC EL LE RA Q2 2 02 5 Bu si ne ss U pd at e Q2 2025 FINANCIALS UPDATE

We have the capabilities and the capital to execute on our strategy.

~$750M in available liquidity to execute on our strategy*

~$580M in total cash, cash equivalents, & marketable securities*

~$170M in total available government funding*

* As of June 30, 2025

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9 CO PY RI GH T © A BC EL LE RA Q2 2 02 5 Bu si ne ss U pd at e PARTNER-INITIATED PROGRAM STARTS WITH DOWNSTREAMS Cumulative # of MOLECULES IN THE CLINIC Cumulative # of Note: Showing year-end figures except for most-recent quarter. Historical results are not necessarily indicative of future results. Notable Updates on Continuing portfolio growth with first AbCellera-led programs entering clinic. MOLECULES IN THE CLINIC AbCellera-led Partner-led Molecule This Update ABCL635 Phase 1 initiated ABCL575 Phase 1 initiated

Operating expenses reflect R&D investments.

Revenue USD



MILESTONES
LICENSING
RESEARCH FEES
$7.3M
$5.5M
$17.1M
$10.4M
$6.6M
Q2 2024
Q2 2025

Operating Expenses USD



RESEARCH & DEVELOPMENT
-$1.7M
$40.9M
$39.2M
Q2 2024
Q2 2025
SALES & MARKETING
-$0.1M
$3.1M
$3.0M
Q2 2024
Q2 2025
GENERAL & ADMIN
-$1.2M
$20.2M
$19.0M
Q2 2024
Q2 2025

Q2 2025 Business Update

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11 CO PY RI GH T © A BC EL LE RA Q2 2 02 5 Bu si ne ss U pd at e Net loss of $35M; equivalent to ($0.12) per share (basic & diluted). Earnings USD NET EARNINGS EARNINGS PER SHARE: BASIC AND DILUTED Q2 2024 Q2 2025 ($36.9M) ($34.7M) Q2 2024 Q2 2025 Post-production ❑ Move “Q” labels down ($0.13) ($0.12)

12 CO PY RI GH T © A BC EL LE RA Q2 2 02 5 Bu si ne ss U pd at e Approximately $580M in total cash, equivalents, and marketable securities. Cash Flows USD * Restricted cash (including restricted cash in other assets) INVESTING FINANCING ($36M) Other FX $461M Marketable Securities $92M Cash & Equivalents $469M Marketable Securities Jun 30, 2025 $12M Marketable Securities (net) OPERATINGDec 31, 2024 $27M* $156M Cash & Equivalents $653M ($44M) ($24M) $3M $1M $580M $27M*

13 CO PY RI GH T © A BC EL LE RA Q2 2 02 5 Bu si ne ss U pd at e THANK YOU